Exhibit 99.5

                                POWER OF ATTORNEY


         Each of the undersigned parties hereby authorizes and appoints each of William J. Michaelcheck and Charles R. Howe II as his attorney in fact and agent, with full power of substitution, to execute the Schedule 13D filed herewith and any amendments thereto.

March 27, 2003

                                            /s/ A. George Kallop
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                                                   A. George Kallop


                                            /s/ William D. Shaw, Jr.
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                                                   William D. Shaw, Jr.